CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion of our report dated December 11, 1998 on our audit of the financial statements and financial highlights of American Skandia Master Trust as of October 31, 1998 with respect to this Post-Effective Amendment No. 8 to the Registration Statement (No. 333-23017) under the Securities Act of 1933 on Form N-1A.


/s/ PricewaterhouseCoopers
PricewaterhouseCoopers

Chartered Accountants and Registered Auditors
Dublin, Republic of Ireland
October 14, 1999